                            ORMAT TECHNOLOGIES, INC.
                        2004 INCENTIVE COMPENSATION PLAN

1.       PURPOSE OF PLAN

         The purpose of the Ormat Technologies, Inc. 2004 Incentive Compensation
Plan (the "Plan") is to assist Ormat Technologies, Inc. and its Subsidiaries
(the "Corporation") in securing and retaining Eligible Individuals of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Corporation, to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.       DEFINITIONS

         As used in the Plan, the following words have the following meanings:

              (a) "AWARD" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an
         Option, Stock Appreciation Right, Restricted Stock, Stock Units,
         Phantom Stock, Incentive Bonuses, Performance Awards, or any
         combination of such types of Awards.

              (b) "BOARD OF DIRECTORS" means the Board of Directors of Ormat.

              (c) "CODE" means the Internal Revenue Code of 1986, as amended.

              (d) "COMMITTEE" means the Compensation Committee of the Board of
         Directors. Prior to the creation of the Committee by the Board of
         Directors, any reference to "Committee" in the Plan or in an Award means the Board of Directors.

              (e) "COMMON  STOCK"  means the  common  stock of Ormat,  par value
         $.001.

              (f) "CORPORATION" means Ormat and its Subsidiaries.

              (g) "EFFECTIVE DATE" means the date specified in Section 20 of the
         Plan.

              (h) "ELIGIBLE INDIVIDUAL" means an employee, a member of the Board of Directors or an independent contractor of the Corporation.

              (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              (j) "FOREIGN TAX ELIGIBLE INDIVIDUALS" means Eligible Individuals who are subject to the tax laws of nations other than the United
         States.

              (k) "FREESTANDING  STOCK SAR" means the type of SAR  described  in
         Section 2(x)(ii) of the Plan.

              (l) "GRANT COMMITTEE" means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award both
         "outside directors" as defined for purposes of Section 162(m) and the regulations under such section of the Code and "Non-Employee Directors"
         as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.

              (m) "INCENTIVE BONUS" means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.

              (n) "INCENTIVE STOCK OPTION" means an Option to purchase shares of
         Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.

              (o) "NAMED EXECUTIVE OFFICER" means (i) all individuals serving as the Corporation's CEO or acting in a similar capacity during the last completed fiscal year, regardless of compensation level; (ii) the
         Corporation's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; and; (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) of the definition of Named Executive Officer herein but for the fact that the individual was not serving as an executive officer of the
         Corporation at the end of the last completed fiscal year, as defined in
         Item 402(a)(3) of Regulation S-K.

              (p) "NONQUALIFIED STOCK OPTION" means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.

              (q) "OPTION" means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period.

         Two types of Options may be awarded under the Plan: (i) Incentive Stock
         Options; and (ii) Nonqualified Stock Options.

              (r) "ORMAT" means Ormat Technologies, Inc.

              (s) "PARTICIPANT" means an Eligible Individual to whom one or more
         Awards have been granted that have not all been forfeited or terminated under the Plan.

              (t) "PERFORMANCE AWARD" means an Award granted pursuant to Section
         11 of the Plan.

              (u) "PHANTOM STOCK" means an Award of a right to receive an amount in cash equal to the fair market value of a share of Common Stock at a specified date.

              (v) "PLAN"  means  the Ormat  Technologies,  Inc.  2004  Incentive
         Compensation Plan.

              (w) "RESTRICTED STOCK" means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.

              (x) "RETIREMENT" means Termination of Service upon attainment of age 65.

              (y) "STOCK APPRECIATION RIGHT" or "SAR" means an Award of a right which: (i) when granted in conjunction with all or any part of any
         Option, upon exercise of such right, entitles a Participant to surrender such Option, or any part of such Option, and to receive instead a payment in cash or in shares of Common Stock equal to the excess of (x) the fair market value on the date of exercise of the shares of Common Stock covered by the Option, or part of such Option, over (y) the purchase price of such shares of Common Stock pursuant to the Option (a Tandem SAR); or (ii) when granted separate and apart from any Option, entitles the Participant, upon exercise of such right, to receive a payment in cash or in Common Stock measured by the increase in the fair market value of a number of shares of Common Stock designated by such SAR from the date of such SAR to the date on which the Participant exercises such SAR (a Freestanding SAR).

              (z) "STOCK  UNIT"  means an Award of the right to  receive a fixed number of shares of Common Stock at a future date.

              (aa) "SUBSIDIARY" means any corporation or entity, other than
         Ormat, in an unbroken chain of corporations or other entities beginning with Ormat if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, "Subsidiary" means
         "subsidiary corporation" as defined in Code Section 424(f).

              (bb) "TANDEM SAR" means the type of SAR described in Section
         2(x)(i) of the Plan.

              (cc) "TERMINATION OF SERVICE" means: (i) for an employee,
         termination of employment with the Corporation for any reason; (ii) for a member of the Board of Directors, termination as a member of the
         Board of Directors for any reason; or (iii) for an independent contractor of the Corporation, termination of the relationship as an independent contractor of the Corporation for any reason.

3.       ADMINISTRATION OF PLAN

              (a) General Administration. The Plan will be administered by the
         Committee consisting of at least three members of the Board of
         Directors. The Committee will determine the aggregate amount of shares of Common Stock to be the subject of Awards granted under the Plan each year to all Eligible Individuals and will make any adjustments under
         Section 16 of the Plan. The Committee will also determine the amount of any Awards granted to Eligible Individuals and the terms of such
         Awards, except that Performance Awards under Section 11 of the Plan will only be granted to Eligible Individuals by the Committee, in accordance with the requirements of Code Section 162(m). The Committee may delegate to the Chief Executive Officer of the Corporation (the
         "CEO") the right to designate other Eligible Individuals (other than the CEO) to receive Awards and to determine the amount of any Awards granted to such Eligible Individuals and the terms of such Awards, except that Performance Awards under Section 11 of the Plan to any of the Corporation's Named Executive Officers will only be granted to such
         Named Executive Officers by the Committee, in accordance with the requirements of Code Section 162(m). The members of the Committee will qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange
         Act and must be independent directors under the New York Stock Exchange rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee's charter, will constitute action by the Committee.

         The Committee, in its sole and absolute discretion and authority,  will determine the amount,  timing and  restrictions  on the Awards and will administer,  construe and interpret  the Plan,  make rules for carrying out the  interpretations  of the  Committee  and make  changes  to such
         rules.  Any  such  determination,   interpretation  or  change  by  the
         Committee  will  be  final,  conclusive  and  binding  on all  parties, including the Corporation and each Participant.

              (b) Administration of Section 11 of the Plan. Notwithstanding any
         language in the Plan to the contrary, the Grant Committee, in its sole and absolute discretion and authority, will have the exclusive power to grant Awards and to determine the amount, timing and restrictions on the Awards under Section 11 of the Plan and will administer, construe and interpret Section 11 of the Plan, make rules carrying out the interpretations of the Grant Committee and make changes to such rules.
         Any such determination, interpretation or change by the Grant Committee under Section 11 of the Plan will be final, conclusive and binding on all parties, including the Corporation and each Participant.

4.       AWARDS

         The Committee or the CEO, or his or her delegate, may from time to time make such Awards under the Plan in accordance with Sections 5 through 10 of the
Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the CEO, or his or her delegate, may determine. Awards may be granted singly, in combination or in tandem. The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award will be set forth in writing on a form approved by the Committee, consistent, however, with the terms and conditions of the
Plan. The provisions of Awards need not be the same with respect to each
Participant. In case of any discrepancy between the terms in any Award and the
Plan, the Plan will govern.

5.       AWARDS OF OPTIONS

         The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

              (a) Option Price. The Option price per share will not be less than the fair market value per share of Common Stock at the time the Award is granted. Awards of Incentive Stock Options for certain Eligible
         Individuals may be required to be granted at up to 110% of the fair market value per share of Common Stock.

              (b) Incentive Stock Options.  Awards of Incentive Stock Options
         will be granted only to employees.

              (c) Exercise Period. The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the
         Award and/or the satisfaction of performance or other criteria as specified in the Award. The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a Tandem SAR as provided in Sections
         5(f) and 6(a) of the Plan.

              (d) Limit on Incentive Stock Options. To the extent that the aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any
         Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This subclause (d) will be applied by taking Options into account in the order in which they were granted. For purposes of this subclause (d), the fair market value of any share of Common Stock will be determined at the time of the
         Award. If this subclause (d) results in a portion of an Incentive Stock
         Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option.

              (e) Payment for Shares of Common Stock. Payment in full of the
         Option price must be made upon exercise of each Option and may be made in cash, or, to the extent provided in the Award, by the delivery
         (either actual delivery or by attestation procedures established by
         Ormat) of shares of Common Stock with a fair market value determined as of the date of exercise equal to the Option price, or in a combination of cash and shares of Common Stock whose fair market value on the date of exercise together with such cash will equal the Option price. The
         Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.

              (f) Tandem SARs. Each Award may provide for related SARs. To the extent an Award is exercised, in whole or in part, any Tandem SAR granted in respect of such Option (or part of such Option) will immediately terminate and cease to be exercisable. To the extent a
         Tandem SAR Award is exercised, in whole or in part, any accompanying
         Option will immediately terminate and cease

         to be  exercisable  and the  shares  of  Common  Stock  covered  by the terminated  Option will not again be available  for Awards  pursuant to the Plan.

6.       AWARDS OF STOCK APPRECIATION RIGHTS (SARS)

         The terms and conditions with respect to each Award of SARs under the
Plan will be consistent with the following:

              (a) Awards of Tandem SARs. An Award of Options may provide for
         Tandem SARs. Alternatively, during the term of the Option, Tandem SARs for such Options may be awarded. A Tandem SAR will be exercisable only during the period in which the Option (or part of such Option) in respect of which such SAR was granted is exercisable. To the extent a
         Tandem SAR Award is exercised, in whole or in part, any accompanying
         Option will immediately terminate and cease to be exercisable and the shares of Common Stock covered by the terminated Option will not again be available for Awards pursuant to the Plan.

              (b) Awards of Freestanding SARs. Freestanding SARs may be awarded without an accompanying Option. Exercise of a Freestanding SAR may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award. The Freestanding SAR will be exercisable, in whole or in part, from time to time as stated in the
         Award.

              (c) Payment. When the vesting schedule and/or specified
         performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at fair market value on the date of exercise. Any payment which is made in shares of Common Stock will be valued at fair market value as of the last trading day of the week preceding the day of the Committee's determination to make payment in shares of Common Stock. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

7.       AWARDS OF RESTRICTED STOCK

         The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

              (a) Terms. The Award may specify a vesting schedule and
         performance or other criteria for each Award. The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

              (b) Book-Entry Accounts. Restricted Stock will be held in
         book-entry accounts subject to the direction of Ormat (or if Ormat elects, certificates may be issued in the Participant's name but delivered to and held by Ormat). Unless the Committee determines otherwise at the time of the Award, any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by Ormat on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.

              (c) Payment. When the vesting schedule and/or specified
         performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock. In addition, the book-entry accounts will reflect that the Restricted
         Stock has been released. Certificates will be issued for the Restricted
         Stock (as Common Stock) and any dividends held by Ormat will also be delivered to the Participant. The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on Ormat's corporate cash balances, as determined by the Committee.

8.       AWARDS OF STOCK UNITS

         The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

              (a) Terms. The Award may specify a vesting schedule and
         performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

              (b) Payment. Stock Units will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the
         Participant will be paid in accordance with the terms of the Award in shares of Common Stock. Any payment made in shares of Common Stock will be valued at fair market value as

         of  the  last  trading  day  of  the  week  preceding  the  day  of the
         Committee's  determination  to make payment in shares of Common  Stock.
         The earned  portion of an Award may be paid  currently or on a deferred basis and may be credited  with  interest or an earnings  equivalent as specified in the Award or as determined by the Committee.

9.       AWARDS OF PHANTOM STOCK

         The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

              (a) Terms. The Award may specify a vesting schedule and
         performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

              (b) Payment. Phantom Stock will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the
         Participant will be paid in accordance with the terms of the Award an amount in cash equal to the fair market value of such Phantom Stock at such time. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.      AWARDS OF INCENTIVE BONUSES

         The terms and conditions with respect to each Award of an Incentive
Bonus under the Plan will be consistent with the following:

              (a) Terms. Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

              (b) Payment. When the vesting schedule and/or specified
         performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or

         Restricted  Stock). Any payment which is made in shares of Common Stock will be valued at fair market  value as of the last  trading day of the week preceding the day of the Committee's determination to make payment in shares of Common Stock.  The earned  portion of an Award may be paid currently or on a deferred  basis and may be credited  with interest or an earnings  equivalent  as specified in the Award or as  determined by the Committee.

11.      PERFORMANCE AWARDS

         The terms and conditions with respect to each Performance Award made by the Grant Committee to key employees will be consistent with the following:

              (a) Description of Performance Award. The Committee or the Grant
         Committee (and in the case of Awards to Named Executive Officers, only the Grant Committee) may, from time to time, make Awards under this
         Section 11 of the Plan of Options, SARs, Restricted Stock, Stock Units,
         Phantom Stock, and Incentive Bonus Awards ("Performance Awards") to key
         employees in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine in order that such Performance Award constitutes qualified performance-based compensation under Code Section 162(m).
         Performance Awards may be granted singly, in combination or in tandem.

              (b) Performance Goals. Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and
         Incentive Bonus Awards, the Committee or the Grant Committee, as the
         case may be, will (on or before the 90th day of the applicable performance period) establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned. The performance goals will be based on one or more of the following objective performance criteria selected by the
         Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation: sales; gross margin; operating income;
         income before or after interest, taxes, depreciation or amortization;
         net income; basic or diluted earnings per share; return on capital;
         return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; gross profits; and/or reductions in costs. Such performance goals and performance objectives also may be based solely on the Corporation's performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Each such performance criterion will be determined in

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         accordance   with   generally   accepted   accounting   principles   as
         consistently  applied by the  Corporation  and, if so determined by the
         Committee or the Grant  Committee,  as the case may be, at the time the
         Performance  Award is made,  and to the  extent  permitted  under  Code
         Section 162(m),  adjusted to omit the effects of  extraordinary  items, gain  or  loss  on the  disposal  of a  business  segment,  unusual  or infrequently  occurring events and transactions and cumulative  effects of changes in accounting principles. Once established for a performance period,  Performance  Award  performance  goals  will not be amended or otherwise  modified if and to the extent such amendment or modification would cause the  compensation  payable pursuant to the Award to fail to constitute qualified performance-based  compensation under Code Section
         162(m).

              (c) Determination of Award Earned. A Participant will be eligible to receive payment in respect of a Performance Award only to the extent that the performance goals for that Performance Award are achieved. As soon as practicable after the close of each performance period, the
         Committee or the Grant Committee, as the case may be, will review and determine whether, and to what extent, the performance goals for the performance period have been achieved and, if so, determine the amount of the Performance Award earned by the Participant for such performance period. The Committee or the Grant Committee, as the case may be, will then determine the actual amount of the Performance Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Performance Award otherwise payable to the Participant based upon such performance.

              (d) Payment. Performance Awards will be paid as provided in the
         Plan, according to payment rules provided under each type of Award.

              (e) Performance Award Limitations. The shares of Common Stock underlying Performance Awards of Options, SARs, Restricted Stock, Stock
         Units and Phantom Stock made pursuant to this Section 11 of the Plan to any key employee in any fiscal year of Ormat may not exceed 400,000, as increased or decreased by Section 16, which limitation will be applied in a manner consistent with the requirements of Code Section 162(m).
         The maximum dollar amount of any Award of Incentive Bonuses granted pursuant to this Section 11 of the Plan that may be paid to any key employee in any fiscal year of Ormat may not exceed $10 million.

12.      DIVIDEND EQUIVALENTS

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         Any Awards (other than Awards of Options, SARs and Incentive Bonuses)
under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date. The
Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

13.      EFFECT OF TERMINATION OF SERVICE

              (a) Termination of Service Upon Death or Retirement and Exercise
         of Award. If a Participant incurs a Termination of Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless the Committee deems a certain portion of the Award will be considered vested, taking into account such other factors as in its sole discretion it deems appropriate. The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless and except to the extent the Committee determines to extend such period.

              (b) Termination of Service For Any Other Reason and Exercise of
         Award. If a Participant incurs a Termination of Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless the Committee deems a certain portion of the Award will be considered vested, taking into account such other factors as in its sole discretion it deems appropriate. The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Termination of Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Termination of Service, unless and except to the extent the Committee determines to extend such period.

14.      LIMITATIONS AND CONDITIONS

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              (a) Maximum Shares of Common Stock Available Under Plan As Awards.
         The total number of shares of Common Stock that may be made subject to
         Awards (all of which may be Options) under the Plan is 1,250,000 shares of Common Stock, subject to adjustment in accordance with Section 16 of the Plan. Such total number of shares of Common Stock may consist, in whole or in part, of unissued shares of Common Stock or reacquired shares of Common Stock. The specified number of shares of Common Stock may be increased or decreased by the events set forth in Section 16 of the Plan. If the Corporation makes an acquisition or is a party to a merger or consolidation and the Corporation assumes the Options or other awards consistent with the purpose of the Plan of the company acquired, merged or consolidated which are administered pursuant to the
         Plan, shares of Common Stock subject to the assumed Options or other awards will not count as part of the total number of shares of Common
         Stock that may be made subject to Awards under the Plan.

              (b) Reuse of Shares of Common Stock. Any shares of Common Stock that have been made subject to an Award that cease to be subject to the
         Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares of Common Stock) will again be available for an Award and will not be considered as having been previously made subject to an Award. Any shares of Common Stock delivered upon exercise of an Option in payment of all or part of the
         Option, or delivered or withheld in satisfaction of withholding taxes with respect to an Award, will be additional shares of Common Stock available for an Award under the Plan. After a Phantom Stock Award has been paid out, the shares of Common Stock underlying the Award will again be available for an Award and will not be considered as having been previously made subject to an Award.

              (c) Maximum Period. No Awards will be made under the Plan after
         November __,1* 2014, but the terms of Awards granted on or before the expiration date may extend beyond such expiration date. At the time an
         Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

----------------------

*  Insert a date 10 years after the effective date of the Registration Statement for the Corporation's IPO.

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              (d) Transferability. No Award or portion of the Award will be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except that an Option and Tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable
         Award. A Tandem SAR may never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Award will be exercisable only by the Participant unless it has been transferred to a family member of the holder, in which case it will be exercisable only by such transferee. For the purpose of this provision, a "family member" has the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

              (e) No Rights as Shareholder. No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted
         Stock pursuant to Section 7 of the Plan) will have any rights of a stockholder: (i) as to shares of Common Stock under Option until, after proper exercise of the Option, such shares of Common Stock have been recorded on Ormat's official stockholder records as having been issued or transferred; (ii) as to shares of Common Stock to be delivered following exercise of a SAR until, after proper exercise of the SAR and determination by the Committee to make payment for the SAR in shares of
         Common Stock, such shares of Common Stock will have been recorded on
         Ormat's official stockholder records as having been issued or transferred; or (iii) as to shares of Common Stock included in Awards of Restricted Stock, Stock Units or Incentive Bonuses, until such shares of Common Stock will have been recorded on Ormat's official stockholder records as having been issued or transferred, except for any dividend equivalent rights provided in Section 12 of the Plan.

              (f) Ormat's Obligations. Ormat will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as Ormat may deem applicable. Ormat will use its best efforts to effect such listing and compliance. No fractional shares of Common Stock will be delivered.

              (g) No Rights to Continue Status. Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Termination of Service at any time or for any reason.

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              (h) ERISA. Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an "employee benefit plan" under Section
         3(3) of the Employee Retirement Income Security Act of 1974, as amended
         ("ERISA"). The Plan is not intended to constitute an employee benefit plan subject to ERISA.

15.      TRANSFERS AND LEAVES OF ABSENCE

         For purposes of the Plan: (a) a transfer of a Participant's employment, transfer as a director or transfer as an independent contractor without an intervening period from Ormat to a Subsidiary or another entity in which Ormat owns, directly or indirectly, an equity interest or vice versa, or from one
Subsidiary or another entity in which Ormat owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Termination of
Service and such Participant will be deemed to remain in the employ of the
Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the
Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation.

16.      CORPORATE CHANGES, DIVESTITURES AND PLAN TERMINATION

              (a) Corporate Changes. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant as well as the aggregate number of shares of
         Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any
         Option (including any Option outstanding after Termination of Service)
         and the Option price per share without any change in the aggregate
         Option price to be paid for the Option upon exercise of the Option;
         (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted
         Stock; (v) the number and kind of shares of Common Stock covered by
         Stock Units or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

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              (b) Divestitures. In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a
         Subsidiary's board of directors or he or she provides services to a
         Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Termination of Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the
         "Divestiture Date") and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to
         Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied as of the Divestiture
         Date without regard to this Section 16(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 16(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited. Payments under Awards, if any, will be determined in accordance with the provisions of Section 13 of the
         Plan.

              (c) Plan Termination. If the Plan terminates, then each
         Participant will be deemed to have incurred a Termination of Service solely for purposes of the Award as of the date of such termination of the Plan and, except to the extent otherwise determined by the
         Committee and set forth in the applicable Award, the provisions of
         Section 16(c) of the Plan will apply to such Participant's Award with the same effect as if the date of such termination of the Plan were a
         Divestiture Date. Payments under Awards, if any, will be determined in accordance with the provisions of Section 13 of the Plan.

                                       16

17.      AMENDMENT AND TERMINATION

               (a) Amendment. The Board of Directors has the power to amend the
         Plan, including the power to change the amount of the aggregate fair market value of the shares of Common Stock subject to Incentive Stock
         Options first exercisable in any calendar year under Section 5 of the
         Plan to the extent provided in Code Section 422, or any successor Code provision. The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of
         Ormat, increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 11 of the Plan relating to Performance Awards. The
         Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a
         Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of
         Directors determines that such amendment is desirable or appropriate to comply with the requirements of Section 885 of the American Jobs
         Creation Act of 2004.

              (b) Termination. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination will affect
         Options or SARs then in effect.

18.      AWARDS TO FOREIGN TAX ELIGIBLE INDIVIDUALS

         The Committee may grant Awards to Foreign Tax Eligible Individuals, which Awards may have terms and conditions that differ from the terms provided elsewhere in the Plan for the purpose of complying with the foreign tax laws.
The terms and conditions of the Awards will be specified in one or more subplans to be approved by the Committee.

19.      WITHHOLDING TAXES

         The Corporation will have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It will be a condition to the obligation of Ormat to deliver payment of Awards that upon such payment, exercise or settlement the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of

                                       17

satisfying any liability for such withholding  taxes. Any Award may provide that the  Participant  may elect, in accordance with any conditions set forth in such
Award to pay any withholding taxes in shares of Common Stock.

20.      Effective Date

         The Plan will be effective as of November __,* 2004 upon approval by the Board of Directors and upon approval of the stockholders of Ormat.

--------
*  Insert a date 10 years after the effective date of the Registration Statement for the Corporation's IPO.

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